                                                                    EXHIBIT 99.1


        RALEIGH, NORTH CAROLINA, OCTOBER 1, 1998 - FOR IMMEDIATE RELEASE

                     IAT CLOSES TENDER OFFER FOR McM SHARES

           McM Corporation, a Raleigh based insurance holding company ("McM"), announced today that IAT Reinsurance Syndicate Ltd., a Bermuda based insurance and investment company ("IAT"), accepted for payment all shares tendered pursuant to IAT's previously announced tender offer for up to 35% of the Company's common shares. IAT is acquiring 27.2% of the Company's shares pursuant to the tender offer and 14% of the Company's shares from the McMillen Trust pursuant to an agreement between IAT and the Trust, for a total stake in the Company of 41.2%.

           Messrs. R. Peyton Woodson III, Laurence F. Lee, Jr., Laurence
F. Lee III, Claude G. Sanchez, Jr. and Jesse Greenfield resigned today as directors of the Company. The remaining directors George
E. King, Stephen L. Stephano and Michael A. DiGregorio appointed
Peter R. Kellogg, Edward A. Kerbs, Marguerite R. Gorman, John D.
Amaral and Richard D. Spurling to fill the board vacancies created by the resignations.

           Wachovia Bank, N.A., acting as transfer agent for the Company and Depositary for the tender offer, will promptly forward payment to shareholders for all shares tendered.

           PaineWebber Incorporated has acted as financial advisor to McM in connection with the transaction.


Company Contact:

George E. King
McM Corporation
919-833-1600